UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2023

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Lane West
Hampton, NH 03842

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 750-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 5.02 of this Current Report on Form 8-K with respect to the Separation Agreement (as defined below) is incorporated by reference in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition

On September 15, 2023, the board of directors (the “Board”) of Planet Fitness, Inc. (the “Company”) appointed Craig R. Benson, a member of the Company’s Board, as Interim Chief Executive Officer, effective immediately. Benson’s appointment follows the decision by the Board to transition to new leadership, resulting in Chris Rondeau’s departure as the Company’s CEO, effective as of September 15, 2023. Rondeau will continue to serve as a member of the Company’s Board and will be nominated for reelection at the Company’s 2024 annual meeting of stockholders. Rondeau will continue to serve the Company in an advisory role as contemplated under his existing agreements with the Company to assist with the transition. The Company thanks Chris for his 30 years of service to the Company, during which time he helped significantly grow the Company’s membership and store footprint, while cultivating the Company’s culture of judgement free fitness.

In connection with the transition, the Board is engaging a leading executive search firm to assist in a comprehensive search process to identify a permanent CEO, with both internal and external candidates being considered.

Benson, age 68, has served on the Board since July 2017. He currently serves as the Chief Executive Officer at Soft Draw Investments, LLC. Benson has also been a franchisee of Dunkin’ Donuts LLC for over 15 years with 147 stores. He previously served as the 79th Governor of the State of New Hampshire. During his tenure, the Cato Institute recognized Benson as the most effective new governor in the country, as well as the second most effective of all governors nationwide. In 1983, Benson co-founded Cabletron Systems, Inc., a leading provider of networking solutions. During Benson’s 17-year tenure, he served in various roles as Cabletron’s Chairman, CEO, COO and President, helping take the company from a garage start-up to a publicly traded company with 7,000 employees and annual sales exceeding $1.6 billion. He serves as the Vice Chairman of the Trustees of Babson College. He previously served as a Director of Sycamore Networks Inc. from October 2007 to April 2013. Benson graduated from Babson College with a degree in Finance and completed an MBA in Operations Management from Syracuse University. He also holds honorary degrees from Dartmouth College, Thomas Jefferson University, the University of New Hampshire and Grand Valley State University. The Company and Benson (or his affiliated entities) are parties to certain related party transactions that are described in the Company’s proxy statement, filed with the SEC on March 22, 2023, under the sections “Certain Relationships and Related Party Transactions—Franchisee Relationships” and “—Other Contractual Relationships and Transactions,” which sections are incorporated by reference herein.

The Company’s Compensation Committee has engaged its independent compensation consultant to assist the committee in preparing compensation arrangements for Benson in his role as Interim Chief Executive Officer. The Company will file an amendment to this Current Report on Form 8-K with a summary of such compensation once it has been approved.

Separation Agreement

In connection with Rondeau’s departure, the Company and Rondeau have entered into a separation agreement (the “Separation Agreement”), pursuant to which Rondeau is treated as an “eligible employee” under the Company’s Executive Severance & Change in Control Policy, which was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed on May 7, 2021 (the “Executive Severance Policy”). Pursuant to the Executive Severance Policy, in exchange for execution of a release of claims and continued compliance with the restrictive covenants set forth in the Executive Severance Policy, Rondeau is entitled to the receive the following separation benefits as if he had been terminated without cause: (i) an amount equal to 200% of Rondeau’s current base salary, (ii) an amount equal to the prorated portion of his target annual cash bonus for 2023, (iii) an amount equal to the Company’s monthly portion of the premium for each Company benefit plan Rondeau is enrolled into, multiplied by 12, plus such additional amount to compensate Mr. Rondeau for applicable income taxes relating to such monthly premium payments, and (iv) 12 additional months of service credit toward vesting for all unvested time-based equity awards. In addition, the exercise period with respect to stock options held by Mr. Rondeau will be extended until 12 months following his separation date. Pursuant to the Separation Agreement, (i) the Company agreed that it will renominate Rondeau for an additional three-year term as a director at the Company’s 2024 annual meeting of stockholders, subject to the conditions set forth in the Separation Agreement, and (ii) Rondeau agreed that for so long as he remains on the Board, and for three months thereafter, he will cause his shares of Company common stock to be voted in favor of the Board’s nominees for election, against the election of any person not nominated by the Board and otherwise in accordance with the Board’s recommendation on any other nomination or proposal.

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company’s press release regarding the management transition is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Separation Agreement, dated as of September 15, 2023, between Planet Fitness, Inc. and Chris Rondeau.
99.1	Press Release dated September 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

Dated: September 15, 2023	By:	/s/ Thomas Fitzgerald
Name: Thomas Fitzgerald Title: Chief Financial Officer